EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP

We consent to the reference to our firm under the caption “Experts” in the Amendment No. 1 to the Registration Statement on Form S-3 filed on June 29, 2001 and the related Prospectus of Arden Realty, Inc. and Arden Realty Limited Partnership for the registration by Arden Realty, Inc. of $257,187,398 of common stock, preferred stock and guarantees and by Arden Realty Limited Partnership of $400,000,000 of debt securities, and to the incorporation by reference therein of our report dated January 30, 2001, with respect to the consolidated financial statements of Arden Realty, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000 and of our report dated January 30, 2001, with respect to the consolidated financial statements of Arden Realty Limited Partnership included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

                                                                                                   ERNST &YOUNG LLP

Los Angeles, California
June 29, 2001